016504

NUMBER | SHARES

COMMON STOCK | COMMON STOCK

James River Coal Company

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

CUSIP 470355 20 7

THIS CERTIFIES THAT

SPECIMEN

is the Owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, PER SHARE, OF

James River Coal Company

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized Officers.

Dated:

SPECIMEN | SPECIMEN

James River Coal Company — Corporate SEAL — Commonwealth of Virginia

SECRETARY | PRESIDENT

This certificate also evidences certain Rights as set forth in a Rights Agreement between James River Coal Company and SunTrust Bank, as Rights Agent, dated as of May 25, 2004 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request there for. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED SO FAR AS THE SAME HAVE BEEN FIXED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DESIGNATE AND FIX THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF OTHER SERIES. ANY SUCH REQUEST MAY BE MADE TO THE COMPANY OR TO ITS TRANSFER AGENT.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: -

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                                        hereby sells, assigns and transfers unto

PLEASE PRINT OR TYPEWRITE IDENTIFYING NUMBER
AND NAME OF ASSIGNEE AS IT SHOULD APPEAR ON
CERTIFICATE AND SHOW ADDRESS

_______________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________ Attorney,
to transfer the said shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:  ___________________________________________________

X____________________

X____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever. Signatures of registered on this certificate or on powers of attorney, and signatures of attorneys on this certificate or on power of substitution, must be guaranteed.

SIGNATURE(S) GUARANTEED:

_____________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE l7Ad-15.